Exhibit 99.1

            IMS Health Reports Third-Quarter 2004 Results

    FAIRFIELD, Conn.--(BUSINESS WIRE)--Oct. 19, 2004--IMS Health
(NYSE: RX):

    --  Adjusted Earnings Per Share of $0.30

    --  SEC-reported EPS of $0.28

    --  Revenues of $384 million, up 11 percent

    IMS Health (NYSE: RX) today announced third-quarter 2004 adjusted diluted earnings per share of $0.30, up 3 percent, compared with $0.29 in the prior-year period and consistent with guidance. Diluted earnings per share on an SEC-reported basis for the third quarter was $0.28, down 3 percent, compared with $0.29 in the 2003 third quarter. Revenues for the third quarter were $384.2 million, up 11 percent (7 percent on a constant-dollar basis) compared with revenues of $346.0 million for the third quarter of 2003. Net income for the third quarter of 2004 was $70.7 million on an adjusted basis and $65.6 million on an SEC-reported basis, compared with net income of $69.2 million on both an adjusted and SEC-reported basis in the year-earlier quarter, up 2 percent on an adjusted basis.
    "The IMS team delivered a solid quarter," said David Thomas, IMS chairman and CEO. "For the first nine months of the year, we have delivered double-digit growth in reported revenue and adjusted earnings per share and net income, along with continued strong free cash flow. Our performance reflects IMS's continued success in providing our clients around the world with the most valuable intelligence and insights they need to help solve their business issues. Our year-to-date performance is on target for the full year, and we remain confident that we will meet our 2004 guidance."
    Adjusted results for the third quarter of 2004 exclude certain net pre-tax expense items totaling approximately $1.7 million, as well as certain net tax provisions of approximately $3.3 million. See Tables 5 and 7 for a reconciliation between SEC and adjusted results for the quarters ended September 30, 2004 and 2003, respectively.

    Year-to-Date Results

    Adjusted diluted earnings per share in the 2004 first nine months was $0.84, a 15 percent increase over the $0.73 reported in the prior-year period. Diluted earnings per share on an SEC-reported basis for the 2004 first nine months was $0.89, compared with $2.30 in the year-earlier period. For the first nine months of 2004, revenues were $1,125.3 million, up 13 percent (8 percent constant dollar) over the same period in 2003. Net income for the first nine months of this year was $201.6 million on an adjusted basis and $211.8 million on an SEC-reported basis, compared with net income of $181.2 million on an adjusted basis and $569.2 million on an SEC-reported basis for the comparable period last year, up 11 percent on an adjusted basis.
    Operating income was $301.6 million in the first nine months of 2004 on both an adjusted and SEC-reported basis, compared with $283.6 million on an adjusted basis and $246.4 million on an SEC-reported basis in the year-earlier period. Operating income in the 2004 first nine months was up 6 percent on an adjusted basis (3 percent constant dollar) and rose 22 percent on an SEC-reported basis from the year-earlier period.
    Adjusted results for the first nine months of 2004 exclude certain net pre-tax income items totaling approximately $9.6 million, as well as certain net tax benefits of approximately $0.7 million. Adjusted results for the first nine months of 2003 exclude a one-time net gain of $495.1 million resulting from the divestiture of IMS's equity interest in Cognizant Technology Solutions via a split-off, as well as certain pre-tax charges totaling approximately $41.1 million, consisting primarily of severance, impairment and other charges.
    In addition, adjusted first-nine months 2003 results exclude a $14.8 million after-tax impairment charge taken on IMS's equity investment in The TriZetto Group (Nasdaq: TZIX) and $51.0 million of tax provision, related to a number of items, including a Dun & Bradstreet legacy tax transaction and subsequent related transactions. See Tables 6 and 8 for a reconciliation between SEC and adjusted results for the nine months ended September 30, 2004 and 2003, respectively.

    Balance Sheet Highlights

    IMS's cash, cash equivalents and short-term marketable securities as of September 30, 2004 were $425.9 million, compared with $384.5 million on December 31, 2003. Total debt as of September 30, 2004 was $634.4 million, up from $562.0 million at the end of 2003. See Table 9 for selected consolidated balance sheet items.

    Share Repurchase Program, Shares Outstanding

    IMS repurchased approximately 3.1 million shares in the third quarter at a total cost of $72.8 million. Year-to-date, the company has repurchased 11.2 million shares at a total cost of $277.1 million. Approximately 4.4 million shares remain available for repurchase in the company's current authorization.
    The number of shares outstanding as of September 30, 2004 was approximately 232.0 million compared with 239.5 million the same period a year ago.

    About IMS

    Operating in more than 100 countries, IMS Health is the world's leading provider of information solutions to the pharmaceutical and healthcare industries. With $1.4 billion in 2003 revenue and 50 years of industry experience, IMS offers leading-edge business intelligence products and services that are integral to clients' day-to-day operations, including portfolio optimization capabilities; launch and brand management solutions; sales force effectiveness innovations; managed care and over-the-counter offerings; and consulting and services solutions that improve ROI and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

    Conference Call and Webcast Details

    IMS will host a conference call at 5 p.m. (EDT) today to discuss its third-quarter 2004 financial results. To participate, please dial 1-888-937-2887 (U.S. and Canada) and 1-646-862-1092 (outside the U.S.
and Canada) approximately 15 minutes before the scheduled start of the call. The conference call also will be accessible live on the Investor Relations section of the IMS Website at www.imshealth.com.
    A replay of the conference call will be available online on the Investor Relations section of the IMS Website and via telephone by dialing 1-800-633-8284 (U.S. and Canada) or 1-402-977-9140 (outside the U.S. and Canada), and entering access code 21173774 beginning one hour after the call through 11:59 p.m. (EST) Tuesday, November 2.

    Forward-Looking Statements

    This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks,
(ii) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and ventures on satisfactory terms, (iii) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, and the ability to implement cost-containment measures, (iv) regulatory, legislative and enforcement initiatives, particularly in the areas of medical privacy and tax, (v) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, and (vi) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health's customers operate.


                                Table 1
                              IMS Health
                       SEC Income Statement (a)
                    Three Months Ended September 30
               (unaudited, in millions except per share)

                                                               % Fav
                                      2004 SEC    2003 SEC    (Unfav)
                                    ----------------------------------
Revenue
   Sales Force Effectiveness            $174.8      $163.8        7  %
   Portfolio Optimization                107.5       104.9        3
   Brand, Launch and Other                60.0        49.5       21
   Consulting and Services                41.9        27.8       51
                                    ----------- -----------
   Total                                 384.2       346.0       11

Operating Expenses (b)
   Operating Costs                      (163.5)     (142.5)     (15)
   Selling and Administrative            (94.5)      (77.2)     (22)
   Depreciation and Amortization         (23.4)      (18.4)     (27)
                                    ----------- -----------
   Total                                (281.3)     (238.0)     (18)

Operating Income                         102.9       107.9       (5)

Interest expense, net                     (2.9)       (2.9)       1
Gains from investments, net (e)            2.2         2.0       11
Gains (losses) on issuance of
 investees' stock, net (f)                 0.0        (0.1)      NM
Other expense, net (g)                    (3.3)       (1.1)    (199)
                                    ----------- -----------
Pretax Income                             98.9       105.7       (6)

Provision for Income Taxes (h)           (33.9)      (36.7)       8
TriZetto Equity Income, net (c)            0.7         0.2      204
                                    ----------- -----------
Net Income                               $65.6       $69.2       (5)

Diluted EPS:
      Total Diluted EPS                  $0.28       $0.29       (3) %

Shares Outstanding:
   Weighted Average Diluted              237.1       241.8        2  %
   End-of-Period Actual                  232.0       239.5        3

The accompanying notes are an integral part of these financial tables.


                                Table 2
                              IMS Health
                       SEC Income Statement (a)
                    Nine Months Ended September 30
               (unaudited, in millions except per share)

                                                               % Fav
                                      2004 SEC    2003 SEC    (Unfav)
                                    ----------------------------------
Revenue
   Sales Force Effectiveness            $514.6      $475.8        8  %
   Portfolio Optimization                330.3       304.8        8
   Brand, Launch and Other               161.2       137.7       17
   Consulting and Services               119.4        79.4       50
                                    ----------- -----------
   Total                               1,125.3       997.7       13

Operating Expenses (b)
   Operating Costs                      (475.4)     (421.3)     (13)
   Selling and Administrative           (281.0)     (237.8)     (18)
   Depreciation and Amortization         (67.4)      (55.0)     (22)
   Severance, Impairment & other
    charges (i)                            0.0       (37.2)     100
                                    ----------- -----------
   Total                                (823.7)     (751.3)     (10)

Operating Income                         301.6       246.4       22

Interest expense, net                     (8.3)       (8.4)       1
Gains from investments, net (e)           10.7         1.1       NM
Loss on issuance of investees'
 stock, net (f)                           (0.1)       (0.4)      85
Other expense, net (g)                    (2.2)      (21.8)      90
                                    ----------- -----------
Pretax Income                            301.8       216.9       39

Provision for Income Taxes (h)           (89.4)     (130.5)      32
TriZetto Equity Loss, net (c)             (0.6)       (0.2)    (235)
TriZetto impairment charge, net (j)        0.0       (14.8)     100
                                    ----------- -----------
Net Income from continuing
 operations                              211.8        71.4      197

Income from discontinued
 operations - CTS (d)                      0.0         2.8     (100)
Gain on discontinued
 operations - CTS (k)                      0.0       495.1     (100)
                                    ----------- -----------
Net Income                              $211.8      $569.2      (63)

Diluted EPS:
      Income from continuing
       operations                         0.89        0.29      207
      Income from discontinued
       operations - CTS (d)               0.00        0.01     (100)
      Gain on discontinued
       operations - CTS (k)               0.00        2.00     (100)
                                    ----------- -----------
      Total Diluted EPS                  $0.89       $2.30      (61) %

Shares Outstanding:
   Weighted Average Diluted              239.2       247.9        4  %
   End-of-Period Actual                  232.0       239.5        3

The accompanying notes are an integral part of these financial tables.


                                Table 3
                              IMS Health
                     Adjusted Income Statement (a)
                    Three Months Ended September 30
               (unaudited, in millions except per share)

                             2004        2003       % Fav   Constant $
                           Adjusted    Adjusted    (Unfav)    Growth
                         ---------------------------------------------
Revenue
   Sales Force
    Effectiveness            $174.8      $163.8        7  %       3  %
   Portfolio Optimization     107.5       104.9        3         (2)
   Brand, Launch and
    Other                      60.0        49.5       21         16
   Consulting and
    Services                   41.9        27.8       51         46
                         ----------- -----------
   Total                      384.2       346.0       11          7

Operating Expenses (b)
   Operating Costs           (163.5)     (142.5)     (15)
   Selling and
    Administrative            (94.5)      (77.2)     (22)
   Depreciation and
    Amortization              (23.4)      (18.4)     (27)
                         ----------- -----------
   Total                     (281.3)     (238.0)     (18)

Operating Income              102.9       107.9       (5)        (6)

Interest expense, net          (2.9)       (2.9)       1
Other income (expense),
 net (g)                        0.6        (5.3)      NM
                         ----------- -----------
Pretax Income                 100.6        99.7        1

Provision for Income
 Taxes                        (30.6)      (30.7)       0
TriZetto Equity Income,
 net (c)                        0.7         0.2      204
                         ----------- -----------
Net Income                    $70.7       $69.2        2  %

Diluted EPS:
      Total Diluted EPS       $0.30       $0.29        3  %

Shares Outstanding:
   Weighted Average
    Diluted                   237.1       241.8        2  %
   End-of-Period Actual       232.0       239.5        3

The accompanying notes are an integral part of these financial tables.


                                Table 4
                              IMS Health
                     Adjusted Income Statement (a)
                    Nine Months Ended September 30
               (unaudited, in millions except per share)

                             2004        2003       % Fav   Constant $
                           Adjusted    Adjusted    (Unfav)    Growth
                         ---------------------------------------------
Revenue
   Sales Force
    Effectiveness            $514.6      $475.8        8  %       3  %
   Portfolio Optimization     330.3       304.8        8          3
   Brand, Launch and
    Other                     161.2       137.7       17         11
   Consulting & Services      119.4        79.4       50         45
                         ----------- -----------
   Total                    1,125.3       997.7       13          8

Operating Expenses (b)
   Operating Costs           (475.4)     (421.3)     (13)
   Selling and
    Administrative           (281.0)     (237.8)     (18)
   Depreciation and
    Amortization              (67.4)      (55.0)     (22)
                         ----------- -----------
   Total                     (823.7)     (714.1)     (15)

Operating Income              301.6       283.6        6          3

Interest expense, net          (8.3)       (8.4)       1
Other expense, net (g)         (1.1)      (17.2)      94
                         ----------- -----------
Pretax Income                 292.2       258.0       13

Provision for Income
 Taxes                        (90.0)      (79.5)     (13)
TriZetto Equity Loss,
 net (c)                       (0.6)       (0.2)    (235)
                         ----------- -----------
Net Income from
 continuing operations        201.6       178.4       13  %

Income from discontinued
 operations - CTS (d)           0.0         2.8     (100)
                         ----------- -----------
Net Income                   $201.6      $181.2       11  %

Diluted EPS:
      Income from
       continuing
       operations              0.84        0.72       17
      Income from
       discontinued
       operations -
       CTS (d)                 0.00        0.01     (100)
                         ----------- -----------
      Total Diluted EPS       $0.84       $0.73       15  %

Shares Outstanding:
   Weighted Average
    Diluted                   239.2       247.9        4  %
   End-of-Period Actual       232.0       239.5        3

The accompanying notes are an integral part of these financial tables.


                                Table 5
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Three Months Ended September 30, 2004
               (unaudited, in millions except per share)

                                                             Adjusted
                                      SEC Q3   Adjustments      Q3
                                   -----------------------------------
Revenue
   Sales Force Effectiveness           $174.8        $0.0      $174.8
   Portfolio Optimization               107.5         0.0       107.5
   Brand, Launch and Other               60.0         0.0        60.0
   Consulting and Services               41.9         0.0        41.9
                                   ----------- ----------- -----------
   Total                                384.2         0.0       384.2

Operating Expenses (b)
   Operating Costs                     (163.5)        0.0      (163.5)
   Selling and Administrative           (94.5)        0.0       (94.5)
   Depreciation and Amortization        (23.4)        0.0       (23.4)
                                   ----------- ----------- -----------
   Total                               (281.3)        0.0      (281.3)

Operating Income                        102.9         0.0       102.9

Interest expense, net                    (2.9)        0.0        (2.9)
Gains from investments, net (e)           2.2        (2.2)        0.0
Loss on issuance of investees'
 stock, net (f)                           0.0         0.0         0.0
Other income (expense), net (g)          (3.3)        4.0         0.6
                                   ----------- ----------- -----------
Pretax Income                            98.9         1.7       100.6

Provision for Income Taxes (h)          (33.9)        3.3       (30.6)
TriZetto Equity Income, net (c)           0.7         0.0         0.7
                                   ----------- ----------- -----------
Net Income                              $65.6         5.0       $70.7

Diluted EPS                             $0.28        0.02       $0.30

Shares Outstanding:
   Weighted Average Diluted             237.1         0.0       237.1
   End-of-Period Actual                 232.0         0.0       232.0

The accompanying notes are an integral part of these financial tables.


                                Table 6
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Nine Months Ended September 30, 2004
               (unaudited, in millions except per share)

                                                             Adjusted
                                      SEC Q3   Adjustments      Q3
                                   -----------------------------------
Revenue
   Sales Force Effectiveness           $514.6        $0.0      $514.6
   Portfolio Optimization               330.3         0.0       330.3
   Brand, Launch and Other              161.2         0.0       161.2
   Consulting and Services              119.4         0.0       119.4
                                   ----------- ----------- -----------
   Total                              1,125.3         0.0     1,125.3

Operating Expenses (b)
   Operating Costs                     (475.4)        0.0      (475.4)
   Selling and Administrative          (281.0)        0.0      (281.0)
   Depreciation and Amortization        (67.4)        0.0       (67.4)
                                   ----------- ----------- -----------
   Total                               (823.7)        0.0      (823.7)

Operating Income                        301.6         0.0       301.6

Interest expense, net                    (8.3)        0.0        (8.3)
Gains from investments, net (e)          10.7       (10.7)        0.0
Loss on issuance of investees'
 stock, net (f)                          (0.1)        0.1         0.0
Other income (expense), net (g)          (2.2)        1.1        (1.1)
                                   ----------- ----------- -----------
Pretax Income                           301.8        (9.6)      292.2

Provision for Income Taxes (h)          (89.4)       (0.7)      (90.0)
TriZetto Equity Loss, net (c)            (0.6)        0.0        (0.6)
                                   ----------- ----------- -----------
Net Income                             $211.8       (10.2)     $201.6

Diluted EPS                             $0.89       (0.05)      $0.84

Shares Outstanding:
   Weighted Average Diluted             239.2         0.0       239.2
   End-of-Period Actual                 232.0         0.0       232.0

The accompanying notes are an integral part of these financial tables.


                                Table 7
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Three Months Ended September 30, 2003
               (unaudited, in millions except per share)

                                                             Adjusted
                                      SEC Q3   Adjustments      Q3
                                   -----------------------------------
Revenue
   Sales Force Effectiveness           $163.8        $0.0      $163.8
   Portfolio Optimization               104.9         0.0       104.9
   Brand, Launch and Other               49.5         0.0        49.5
   Consulting and Services               27.8         0.0        27.8
                                   ----------- ----------- -----------
   Total                                346.0         0.0       346.0

Operating Expenses (b)
   Operating Costs                     (142.5)        0.0      (142.5)
   Selling and Administrative           (77.2)        0.0       (77.2)
   Depreciation and Amortization        (18.4)        0.0       (18.4)
                                   ----------- ----------- -----------
   Total                               (238.0)        0.0      (238.0)

Operating Income                        107.9         0.0       107.9

Interest expense, net                    (2.9)        0.0        (2.9)
Gains from investments, net (e)           2.0        (2.0)        0.0
Gain (loss) on issuance of
 investees' stock, net (f)               (0.1)        0.1         0.0
Other expense, net (g)                   (1.1)       (4.2)       (5.3)
                                   ----------- ----------- -----------
Pretax Income                           105.7        (6.0)       99.7

Provision for Income Taxes (h)          (36.7)        6.0       (30.7)
TriZetto Equity Income, net (c)           0.2         0.0         0.2
                                   ----------- ----------- -----------
Net Income                              $69.2         0.0       $69.2

Diluted EPS:
      Total Diluted EPS                 $0.29        0.00       $0.29

Shares Outstanding:
   Weighted Average Diluted             241.8         0.0       241.8
   End-of-Period Actual                 239.5         0.0       239.5

The accompanying notes are an integral part of these financial tables.


                                Table 8
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Nine Months Ended September 30, 2003
               (unaudited, in millions except per share)

                                                             Adjusted
                                      SEC Q3   Adjustments      Q3
                                   -----------------------------------
Revenue
   Sales Force Effectiveness           $475.8        $0.0      $475.8
   Portfolio Optimization               304.8         0.0       304.8
   Brand, Launch and Other              137.7         0.0       137.7
   Consulting and Services               79.4         0.0        79.4
                                   ----------- ----------- -----------
   Total                                997.7         0.0       997.7

Operating Expenses (b)
   Operating Costs                     (421.3)        0.0      (421.3)
   Selling and Administrative          (237.8)        0.0      (237.8)
   Depreciation and Amortization        (55.0)        0.0       (55.0)
   Severance, Impairment & other
    charges (i)                         (37.2)       37.2         0.0
                                   ----------- ----------- -----------
   Total                               (751.3)       37.2      (714.1)

Operating Income                        246.4        37.2       283.6

Interest expense, net                    (8.4)        0.0        (8.4)
Gains from investments, net (e)           1.1        (1.1)        0.0
Loss on issuance of investees'
 stock, net (f)                          (0.4)        0.4         0.0
Other expense, net (g)                  (21.8)        4.6       (17.2)
                                   ----------- ----------- -----------
Pretax Income                           216.9        41.1       258.0

Provision for Income Taxes (h)         (130.5)       51.0       (79.5)
TriZetto Equity Loss, net (c)            (0.2)        0.0        (0.2)
TriZetto impairment charge, net (j)     (14.8)       14.8         0.0
                                   ----------- ----------- -----------
Net Income (loss) from continuing
 operations                              71.4       107.0       178.4

Income from discontinued
 operations - CTS (d)                     2.8         0.0         2.8
Gain on discontinued
 operations - CTS (k)                   495.1      (495.1)        0.0
                                   ----------- ----------- -----------
Net Income                             $569.2      (388.1)     $181.2

Diluted EPS:
      Income from continuing
       operations                        0.29        0.43        0.72
      Income from discontinued
       operations - CTS (d)              0.01        0.00        0.01
      Gain on discontinued
       operations - CTS (k)              2.00       (2.00)       0.00
                                   ----------- ----------- -----------
      Total Diluted EPS                 $2.30       (1.57)      $0.73
Shares Outstanding:
   Weighted Average Diluted             247.9         0.0       247.9
   End-of-Period Actual                 239.5         0.0       239.5

The accompanying notes are an integral part of these financial tables.


                                Table 9
                              IMS Health
               Selected Consolidated Balance Sheet Items
                       (unaudited, in millions)

                                        Sept. 30, 2004  Dec. 31, 2003
                                        --------------  --------------

Cash and cash equivalents                   $403.6          $344.4

Short-term marketable securities              22.2            40.1

Accounts receivable, net                     256.9           271.3

Short-term debt                              241.5           409.9

Long-term debt                               392.9           152.1

The accompanying notes are an integral part of these financial tables.


                              IMS Health

                       NOTES TO FINANCIAL TABLES

(a) "SEC Income Statement" (Tables 1 and 2) differs from the "Adjusted Income Statement" (Tables 3 and 4) by amounts that are detailed on Tables 5, 6, 7 and 8. Adjusted results generally exclude from corresponding U.S. GAAP measures items that are not related to the core business of IMS (such as gains/losses on non-core transactions, gains/losses on issuance of investees' stock, a tax provision related to D&B legacy and related subsequent tax transactions, etc.) and from time to time also have excluded items that are related to the core business of IMS but that management does not expect to be relevant to the core business going forward (such as special restructuring, severance, impairment and other charges), together with the tax effect of these items. Severance, impairment and other charges were recorded in 2000, 2001 and 2003, and there can be no assurance that such charges will not be recorded in the future. Management uses these adjusted results to evaluate its financial results for business decision-making, to develop budgets and to manage expenditures with respect to its core business. Management believes that the adjusted results are useful to investors as a supplement to historical U.S. GAAP information because they facilitate comparisons across periods, more clearly indicate trends and add insight into the Company's performance by focusing on the results generated by the Company's core operations. However, the fact that an item has been excluded from adjusted results does not mean that similar items will not be recorded in the future. The method IMS uses to prepare adjusted results differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies. Adjusted results should not be regarded as a replacement for corresponding U.S. GAAP measures, which provide more comprehensive information about the financial results of IMS. Investors are urged to review the detailed reconciliations of the adjusted measures to the comparable U.S. GAAP results.

(b) Operating expenses in 2003 reflect a reclassification between operating costs and selling and administrative expenses to make them comparable with the 2004 presentation.

(c) TriZetto Equity Loss in the third quarter of 2004 is based on an estimate of TriZetto's results and includes IMS's share of TriZetto results as well as purchase accounting amortization expenses.

(d) IMS divested its equity interest in CTS on February 6, 2003 via a split-off transaction. Income from discontinued operations includes IMS's share of CTS income on an after-tax basis for the portion of the first quarter of 2003 prior to the split-off.
    Previously, CTS had been consolidated into the IMS Health financial statements.

(e) Gains from investments, net were $2.2 million in the third quarter of 2004, relating primarily to $2.7 million in gains from the sale of two securities, partially offset by $0.5 million of fees for the Enterprise investments. This compared with a net gain of $2.0 million in the third quarter of 2003. Gains from investments, net were $10.7 million for the first nine months of 2004, primarily from the sale of securities in the first two quarters and the items discussed above. This is compared with a net gain of $1.1 million in the first nine months of 2003. These gains and losses are excluded from adjusted results because they relate to non-strategic investments and are not related to IMS's core business operations.

(f) Gain/(loss) on issuance of investees' stock, net was zero in the third quarter and $(0.1) million in the first nine months of 2004 compared with a loss of $0.1 million in the third quarter and loss of $0.4 million in the first nine months of 2003. These SAB 51 losses relate to the exercise of stock options by TriZetto employees and TriZetto share repurchases. They are excluded from adjusted results because they are not related to IMS's core business operations.

(g) Other expense, net includes $1.2 million and $0.4 million of expenses for legal fees, respectively, in the third quarter of 2004 and 2003, related to the IRI litigation. For the first nine months IRI litigation legal fees were $2.8 million and $(1.4) million in 2004 and 2003, respectively. These expenses are excluded from adjusted results because they relate to a D&B legacy matter and are not related to IMS's core business operations. In addition, other expense, net excludes a quarterly phasing adjustment of foreign currency hedge gains (losses), net of $2.8 million in the third quarter and $(1.7) million in the first nine months of 2004, and $(4.6) million in the third quarter and $6.0 million in the first nine months of 2003. This phasing adjustment is made to adjusted results in order to more closely match the timing of foreign exchange hedge gains (losses) with the operating income being hedged. For the full year, there will be no difference between the hedge gains (losses) in adjusted and SEC results.

(h) The tax provision for the third quarter and first nine months of 2004 includes a tax benefit of $0.6 million and tax provision of $3.3 million, respectively, related to the items described in notes (e), (f) and (g). The tax provision for the third quarter and first nine months of 2003 includes a tax provision of $2.1 million and a tax benefit of $1.4 million, respectively, for the items described in notes (e), (f) and (g), and a tax benefit of $13.2 million for the item in note (i). These tax provisions and benefits are excluded from adjusted results because the related charges are excluded from adjusted results. In addition, the first quarter 2004 tax provision also includes a $15.6 million tax benefit related to a favorable audit resolution in the U.S. of the 1998 and 1999 tax years. Adjusted results include a phasing adjustment to recognize it ratably throughout 2004. The third quarter phasing adjustment was $3.9 million and the phasing adjustment for the first nine months was $(4.0) million. This phasing adjustment allows the full-year effective rate to be applied in each quarter to adjusted pretax results. Similarly, the tax provision for the first quarter of 2003 includes a $13.9 million tax benefit; adjusted results include a phasing adjustment to recognize it ratably throughout 2003. The third quarter 2003 phasing adjustment was $3.9 million and the phasing adjustment for the first nine months of 2003 was $(4.0) million. The tax provision for the first quarter of 2003 also includes an accrual of $69.6 million related to a D&B legacy tax and subsequent related transactions. This tax provision is excluded from adjusted results because it relates to legacy tax and subsequent related transactions and is not related to IMS's core business operations.

(i) IMS incurred $37.2 million of expense in the first quarter of 2003 for severance, impairment and other charges, including severance for approximately 80 employees, contract cancellations and impairments, idle real estate facilities and software writedowns. These amounts are excluded from adjusted results because management does not expect them to be relevant to the business going forward. Severance, impairment and other charges were recorded in 2000, 2001 and 2003, and there can be no assurances that such charges will not be recorded in the future.

(j) The TriZetto Impairment Charge, net recorded in the first quarter of 2003 reduced the book value per share of IMS's investment in TriZetto shares ($6.14 per share) down to the March 31, 2003 market value per share ($4.13). This charge is excluded from adjusted results because it relates to a non-strategic investment and is not related to IMS's core business operations.

(k) The split-off of CTS described in note (d) generated a net gain of $495.1 million in the first quarter of 2003. This gain is calculated as the proceeds from the split-off less the book value of IMS's investment in CTS and transaction costs. No tax provision is provided as the split-off is expected to be a tax-free transaction. This gain is excluded from adjusted results as it relates to the divestiture of the business and is not related to IMS's ongoing core business operations.
*T

    Statements relating to guidance are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. IMS does not undertake to update these targets in any way or for any reason prior to discussing actual results.
    Amounts presented in the financial tables may not add due to rounding.
    These financial tables should be read in conjunction with IMS Health's filings previously made or to be made with the Securities and Exchange Commission.

    CONTACT: IMS Health
             Corporate Communications
             Bill Hughes, 203-319-4732
             bhughes@imshealth.com
             or
             Investor Relations
             Darcie Peck, 203-319-4766
             dpeck@imshealth.com